UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 25, 2007

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

9520 North May Ave., Suite 300

Oklahoma City, Oklahoma 73120

(Address of principal executive offices, including zip code)

(405) 488-1304

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 25, 2007, Quest Resource Corporation (the “Company”) and its subsidiary, Quest Cherokee, LLC (“Quest Cherokee”, together with the Company, the “Borrowers”), entered into amendments to the following credit agreements:

o

$100 million Amended and Restated Senior Credit Agreement dated as of February 7, 2006 by and among Quest Cherokee, the Company, the financial institutions from time to time parties thereto (the “Lenders”) and Guggenheim Corporate Funding, LLC (“Guggenheim”), as administrative agent;

o	$100 million Amended and Restated Second Lien Term Loan Agreement dated as of June 9, 2006 by and among Quest Cherokee, the Company, the Lenders and Guggenheim, as administrative agent; and
o	$75 million Third Lien Term Loan Agreement dated as of June 9, 2006 by and among Quest Cherokee, the Company, the Lenders and Guggenheim, as administrative agent.

Under the amendments, the Lenders waived the Borrowers’ default under the credit agreements due to the Borrowers’ failure to comply with the minimum total debt to EBITDA ratio for the fiscal quarter ended March 31, 2007, and the Company’s ratio of total net debt to EBITDA was amended for each quarter ending on the dates set forth below to not be more than:

o	4.50 to 1.0 for the quarter ended March 31, 2007;
o	5.50 to 1.0 for the quarter ended June 30, 2007;
o	4.75 to 1.0 for the quarter ended September 30, 2007;
o	4.25 to 1.0 for the quarter ended December 31, 2007;
o	3.50 to 1.0 for the quarter ended March 31, 2008;
o	3.25 to 1.0 for the quarter ended June 30, 2008; and
o	3.0 to 1.0 for the quarter ended on or after September 30, 2008.

In connection with the amendments, the Company paid the Lenders an aggregate amount equal to $1,687,500.

This summary of the amendments to the credit agreements does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the amendments, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
4.1

Waiver and Amendment No. 3 to Amended and Restated Senior Credit Agreement, dated as of April 25, 2007, by and among Quest Cherokee, LLC, Quest Resource Corporation, the financial institutions from time to time parties thereto, and Guggenheim Corporate Funding, LLC.

4.2

Waiver and Amendment No. 2 to Amended and Restated Second Lien Term Loan Agreement, dated as of April 25, 2007, by and among Quest Cherokee, LLC, Quest Resource Corporation, the financial institutions from time to time parties thereto, and Guggenheim Corporate Funding, LLC.

4.3

Waiver and Amendment No. 2 to Third Lien Term Loan Agreement, dated as of April 25, 2007, by and among Quest Cherokee, LLC, Quest Resource Corporation, the financial institutions from time to time parties thereto, and Guggenheim Corporate Funding, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: April 26, 2007

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